Exhibit 32

SECTION 906 CERTIFICATIONS

The certification set forth below is being submitted in connection with the Annual Report on Form 10-K/A of PartnerRe Ltd. which amends the Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 1, 2007 (collectively, the “Report”) for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code.

Patrick A. Thiele, the Chief Executive Officer, and Albert A. Benchimol, the Chief Financial Officer, each certifies that, to the best of his knowledge:

1. the Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of PartnerRe Ltd.

Date: May 25, 2007

/s/ Patrick A. Thiele
Patrick A. Thiele
President & Chief Executive Officer

/s/ Albert A. Benchimol
Albert A. Benchimol
Executive Vice President & Chief Financial Officer